Exhibit 10.33

MACY’S, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

1. Purpose of the Plan. The purpose of this Plan is to encourage the highest level of performance of Directors by providing Directors with a proprietary interest in the Company’s success and progress by offering long-term incentives in addition to current cash compensation.

2. Definitions. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

Average Price means the average closing price of the Common Shares on the New York Stock Exchange for the last 20 trading days of the applicable calendar month (or, if there are less than 20 trading days in such month, for the full number of trading days in such month).

Board means the board of directors of the Company.

Change in Control means the occurrence of any of the following events:

(i) The Company is merged, consolidated, or reorganized into or with another corporation or other legal entity, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or entity immediately after such transaction is held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors of the Company (the “Voting Stock”) immediately prior to such transaction;

(ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal entity and, as a result of such sale or transfer, less than a majority of the combined voting power of the then-outstanding securities of such other corporation or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

(iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form, or report or item therein), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 30% or more of the combined voting power of the Voting Stock of the Company;

(iv) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each director who is first elected, or first nominated for election by the Company’s stockholders, by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of clause (iii) above, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” will not be deemed to have occurred for purposes of clause (iii) solely because (1) the Company, (2) a Subsidiary, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K, or Schedule 14A (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise.

Common Shares means the common stock of Company.

Company means Macy’s, Inc., a Delaware corporation.

Director means a member of the Board who is not a full-time employee of the Company or any Subsidiary.

Director Compensation means the Retainer and the Meeting Fees as established by the Board from time to time. The amounts of Director Compensation shall be denominated initially in dollars, subject to the other terms of this Plan and, during each Plan Year, shall be credited and paid in accordance with the provisions of this Plan.

Elective Compensation means Director Compensation that is not Mandatory Stock Compensation.

Elective Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Elective Compensation as described in Section 5.

Mandatory Stock Compensation means an amount equal to fifty percent of the Director Compensation.

Mandatory Stock Credits means stock equivalents that are equal to the number of Common Shares that could be purchased with an amount of Mandatory Stock Compensation as described in Section 4.

Meeting Fees means the amounts, if any, payable to a Director for attendance at meetings of the Board or a committee of the Board during a Plan Year.

Plan Year means each calendar year during the term of this Plan.

Retainer means the amounts payable to a Director as an annual retainer fee, if any, for his or her service as a Director during a Plan Year and the fees, if any, for serving as chairperson of a committee of the Board during a Plan Year.

Specified Employee means a “specified employee” as determined under procedures adopted by the Company in compliance with Section 409A of the Internal Revenue Code of 1986 (the “Code”).

Subsidiary has the meaning specified in Rule 405 promulgated under the Securities Act of 1933, as amended (or in any successor rule substantially to the same effect).

Term means

(i) with respect to individuals who are Directors at the beginning of the 2007 Plan Year, the period of service commencing on the first day of the 2007 Plan Year and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the shareholders of the Company, (b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability; and

(ii) with respect to individuals who become Directors after the first day of the 2007 Plan Year, the period of service commencing on the effective date upon which the Director is elected to the Board as a Director and ending on the date upon which the Director ceases to be a member of the Board, including by reason of: (a) the Director fails to be reelected to the Board by the shareholders of the Company, (b) the Director’s voluntary resignation from the Board upon retirement or otherwise by notice duly given and accepted by the Board, or (c) the Director’s death or disability;

provided in either case, the Term will not end earlier than the date on which the Director incurs a “separation from service” as that phrase is defined for purposes of Section 409A of the Code.

3. Shares Available Under the Plan. Subject to adjustment as provided in Section 7, the maximum number of Common Shares that may be issued as Mandatory Stock Compensation under the Plan is 250,000 shares.

4. Mandatory Stock Compensation.

4.1. Terms of the Mandatory Stock Compensation.

(a) The Mandatory Stock Compensation shall be payable to the Director in Common Shares. The Mandatory Stock Compensation shall be credited as earned to a deferral account (the “Account”) maintained for the Director as provided in this Agreement.

(b) The Mandatory Stock Compensation shall be paid to the Director no sooner than three years after the end of the calendar quarter in which it is earned. The times at which the Mandatory Stock Compensation shall be paid to the Director shall be determined pursuant to the following provisions of the Plan.

(c) The Director may elect (prior to the Plan Year in which the Mandatory Stock Compensation is to be earned as provided in Section 6) to have his or her Mandatory Stock Compensation deferred until the later of

(i) the expiration of the Term, or

(ii) three years after the end of the calendar quarter in which the Mandatory Stock Compensation is earned.

4.2. Deferral of Mandatory Stock Compensation.

(a) On the last day of each month, the Director’s Account shall be credited with

(i) Mandatory Stock Credits equal to the number of Common Shares that could be purchased with the amount of the Mandatory Stock Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and

(ii) the dollar amount of any part of such Mandatory Stock Compensation that is not convertible into a full Common Share.

(b) The Mandatory Stock Credits in the Account shall be credited, on the last day of each calendar quarter, with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Mandatory Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Mandatory Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Mandatory Stock Credits made on such date and such dollar amount shall be reduced accordingly.

(c) At the end of each calendar quarter, the Mandatory Stock Credits in the Account at the end of such calendar quarter (including any Mandatory Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 4.2(b) above) shall, to the extent a contribution to a grantor trust maintained by the Company would not be treated as property transferred in connection with the performances of services for purposes of Code Section 83, as provided in Section 409A(b)(3) of the Code, be converted into actual Common Shares and credited to a Grantor (Rabbi) Trust, intended to meet the safe harbor provisions of RevProc 92-64 (the “Trust”). The Mandatory Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares, which shall be held for the benefit of the Director. Notwithstanding the conversion of Mandatory Stock Credits into Common Shares as described herein, the Mandatory Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.

4.3. Payment and Distribution.

(a) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has not elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be paid on the first Tuesday following the end of the calendar quarter during which the date that is three years from the date the Mandatory Stock Compensation was initially earned occurs.

(b) With respect to Mandatory Stock Compensation for a calendar quarter that the Director has elected to defer as provided in Section 4.1(c), the distribution of Common Shares relating to such Mandatory Stock Compensation shall be made in such number of annual installments as the Director shall elect pursuant to Section 6, commencing on the first Tuesday following the later of the end of the calendar quarter in which the Director’s Term ends or three years after the end of the calendar quarter in which the Mandatory Stock Compensation is earned; provided, however, if payment is to commence upon the end of the Director’s Term and if the Director is a Specified Employee at the end of the Director’s Term, the payment shall commence on the earlier of the first day of the seventh month following the end of the Director’s Term or the Director’s death.

(c) All distributions of the Mandatory Stock Compensation shall be made in Common Shares (except that cash described in Section 4.2(b) that has not been treated as an allotment of Mandatory Stock Credits shall be distributed in cash). The distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions of Mandatory Stock Compensation to the Director.

5. Elective Compensation.

5.1. Terms of the Elective Compensation. Elective Compensation may be, at the Director’s option,

(i) payable in cash as earned;

(ii) deferred in cash until expiration of the Term by the Company crediting dollar equivalents to the Account; or

(iii) deferred in Common Shares until expiration of the Term by the Company crediting Elective Stock Credits to the Account.

5.2. Deferral of Elective Compensation.

(1) Deferral in Cash.

(a) If any portion of the Elective Compensation is elected to be deferred in the form of cash, the Director’s Account shall be credited, at the end of each month, with the dollar amount of the Elective Compensation that is payable to the Director during such month.

(b) The Elective Compensation deferred in the form of cash in the Account shall be further credited, as of the end of each Plan Year, with an interest equivalent determined by applying to (i) 100 percent of the cash allotments in the Account at the end of the preceding Plan Year, and (ii) 50 percent of the cash allotments elected by the Director for the Plan Year just ended, an interest rate equal to the bond yield (percent per annum) on United States 30-year government bonds as of December 31 of the prior Plan Year, as published in the Federal Reserve Bulletin. The interest equivalent credited pursuant to this Section 5.2(b) shall be adjusted on a pro rata basis for partial years.

(2) Deferral in Common Shares.

(a) If any portion of the Elective Compensation is elected to be deferred in the form of Common Shares, the Director’s Account shall be credited, at the end of each month, with

(i) Elective Stock Credits equal to the number of such Common Shares that could be purchased with the Elective Compensation payable to the Director during such month based upon the Average Price of such Common Shares, and

(ii) the dollar amount of any part of such Elective Compensation that is not convertible into a full Common Share.

(b) The Elective Stock Credits in the Account shall be credited with a dividend equivalent which shall be in an amount determined by multiplying the dividends paid, either in cash or property (other than Common Shares), on a Common Share to a stockholder of record during such quarter, by the number of Elective Stock Credits in the Account at the beginning of such calendar quarter (with appropriate adjustment to reflect any increase or decrease during the calendar quarter in the number of Elective Stock Credits in the Account as a result of the application of Section 7). In the case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Company. If, on the last day of any calendar quarter, the dollar amounts credited to the Director in the Account equal or exceed the closing price of a Common Share on the last trading day of such quarter, such amount shall be treated as if it were an allotment of Elective Stock Credits made on such date and such dollar amount shall be reduced accordingly.

(c) At the end of each calendar quarter, the Elective Stock Credits in the Account at the end of such calendar quarter (including any Elective Stock Credits credited to the Account for such calendar quarter as a result of the conversion of dividend equivalents and the operation of Section 5.2(2)(b) above) shall, to the extent a contribution to a grantor trust maintained by the Company would not be treated as property transferred in connection with the performances of services for purposes of Code Section 83, as provided in Section 409A(b)(3) of the Code, be converted into actual Common Shares and credited to the Trust. The Elective Stock Credits in the Account shall be converted to Common Shares through transfer to the Trust, or purchase by the Trust, of Common Shares of the Company, which shall be held for the benefit of the Director. Notwithstanding the conversion of Elective Stock Credits as described herein, the Elective Stock Credits shall continue to be tracked in the Director’s Account for purposes of determining the Director’s entitlements hereunder.

5.3. Payment and Distribution.

(a) In the case of Elective Compensation for a calendar quarter that the Director has not elected to defer, the Director shall receive, in cash, the dollar amount of such Elective Compensation for the services provided by the Director to the Company during each month on the last day of such month or as soon thereafter as practicable.

(b) In the case of Elective Compensation that is deferred in the form of cash and/or Common Shares, the distribution of such cash and/or Common Shares relating to such Elective Compensation shall be made in the number of annual installments as the Director shall elect pursuant to Section 6, commencing on the first Tuesday following the end of the calendar quarter in which the Director’s Term ends; provided, however, if the Director is a Specified Employee at the end of the Director’s Term, the payment shall commence on the earlier of the first day of the seventh month following the end of the Director’s Term or the Director’s death.

(c) Distribution of Elective Compensation that is deferred in the form of cash in the Account shall be made in cash and distribution of Elective Compensation that is deferred as Common Shares shall be made in Common Shares (except that cash described in Section 5.2(2)(b) that has not been treated as an allotment of Elective Stock Credits shall be distributed in cash). Distribution of Common Shares may be made directly from the Trust. The Director’s Account shall be adjusted to reflect all distributions pursuant to this Section 5.3(c).

6. Election.

(a) Each Director who was a Director during the prior Plan Year must elect by no later than December 31 of the prior Plan Year (i) whether he or she will defer the Elective Compensation payable in respect of the following Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for the following Plan Year as set forth in Section 4.1(c).

(b) Each Director who becomes a Director during the Plan Year must elect within 30 days after becoming a Director (i) whether he or she will defer the Elective Compensation payable in respect of that Plan Year and, if he or she elects to defer the Elective Compensation, whether the deferral will be in the form of cash or in the form of stock; and (ii) whether he or she will elect to defer receipt of the Mandatory Stock Compensation for that Plan Year as set forth in Section 4.1(c). Any deferral election made by the Director applies only to Mandatory Stock Compensation and Elective Compensation earned following the date of such election.

(c) Each Director shall elect, at the time the Director becomes a Director, the number of annual installments following the expiration of the Term in which payments shall be made. That payment installment election shall remain in effect until such time as the Director submits a new payment installment election to the Company prior to the beginning of a Plan Year, to be effective with respect to Director Compensation amounts payable in that Plan Year and subsequent Plan Years.

(d) Each election must be made by the Director by filing an election form with the secretary of the Company. If a Director does not file an election form for a Plan Year (or a portion thereof pursuant to Section 6(b)) by the specified date, the Director will be deemed to have elected to receive and defer the Director Compensation in the manner elected by the Director in his or her last valid election, or, if the Director has not made a prior valid election, will be deemed to have elected to have his or her Mandatory Stock Compensation distributed pursuant to Section 4.1(c)(ii) and to have his or her Elective Compensation paid pursuant to Section 5.1(i).

(e) When an election is made for a Plan Year, the Director may not revoke or change that election.

7. Adjustments. The Board shall make or provide for such adjustments in the numbers of Mandatory Stock Credits, Elective Stock Credits and Common Shares related thereto hereunder, and in the kind of shares covered thereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of Directors that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 as the Board may determine is appropriate to reflect any transaction or event described in the preceding sentence. Notwithstanding the above, in the event of a Change in Control, there shall be credited to a Director’s Account, in lieu of the Mandatory Stock Credits, Elective Stock Credits or Common Shares of the Company then credited to the Director’s Account, the stock, securities or other consideration given in exchange for a Common Share of the Company upon such Change in Control, multiplied by the number of Mandatory Stock Credits, Elective Stock Credits or Common Shares then credited to the Director’s Account.

8. Distribution and Payment in General.

(a) Death of a Director. Any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares, or remaining undistributed installments thereof, which become distributable after the death of a Director, shall be distributed in installments as provided in Sections 6(a) and (b), to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts, as the Director may have designated in writing delivered to the Company. A Director may also designate to his or her surviving spouse, if any, the absolute power to appoint by will one or more persons, including such individual’s estate, to receive the payments distributable to such individuals if such individual should die before all distributions have been received. All such designations shall be made in writing delivered to the Company. A Director may, from time to time, revoke or change any such designation by writing delivered to the Company. If there is no unrevoked designation on file with the Company at the time of a Director’s death, or if the person or persons designated therein shall have predeceased the Director or otherwise ceased to exist, such distributions shall be made to the Director’s estate. If the person or persons designated therein shall survive the Director but shall die before receiving all of such distributions, the balance thereof payable to such deceased distributee shall, unless the Director’s designation provides otherwise, be distributed to such deceased distributee’s estate.

(b) Immediate Distribution. Notwithstanding the foregoing provisions, if, upon the commencement of distributions from a Director’s Account, the value of the Director’s Account, together with the value of the Director’s account under any agreements, methods, programs, plans or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan with the Director’s Account under the Plan under Treas. Reg. § 1.409A-1(c)(2) (the “Aggregate Account Balance”), is less than $500, the amount of such Director’s Account, together with the remainder of the Aggregate Account Balance, at the discretion of the Board, may be immediately paid to the Director (or, if the Director is deceased, to the person or persons designated by the Director to receive the amount of such Director’s Account) in cash or Common Shares (as applicable to the Director’s Account pursuant to the Plan).

(c) Tax Matters. The Company shall deduct from the amount of any distributions hereunder any taxes required to be withheld by the federal or any state or local government.

9. Assignment, Etc.

(a) Neither the Director nor any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares or interest or dividend equivalents credited to the Director’s Account, nor the right to exercise any of the rights or privileges of a stockholder with respect to any Common Shares credited to the Director’s Account, nor any right to receive any distribution under this Plan, except as and to the extent expressly provided in this Plan.

(b) The Director shall not have the right to assign, pledge or otherwise dispose of (except as provided in Section 8(a) hereof) any cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares in his or her Account, nor shall the Director’s interest therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.

(c) The Plan shall not be assignable by the Company without the written consent of the Director, except, that, if the Company shall merge or consolidate with or into, or transfer substantially all of its assets, including good will, to another corporation or other form of business organization, this Plan shall bind and run to the benefit of the successor of the Company resulting from such merger, consolidation or transfer.

10. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code. This Plan shall be administered in a manner consistent with this intent. Any amendments made to comply with Section 409A of the Code may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Directors. Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

11. Administration.

(a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Nominating and Corporate Governance Committee (or any successor committee to that committee) or any subcommittee thereof.

(b) The Board will take such actions as are required to be taken by it hereunder, may take the actions permitted to be taken by it hereunder, and will have the authority from time to time to interpret this Plan and to adopt, amend, and rescind rules and regulations for implementing and administering this Plan. All such actions will be in the sole discretion of the Board, and when taken, will be final, conclusive, and binding. Without limiting the generality or effect of the foregoing, the interpretation and construction by the Board of any provision of this Plan or of any agreement, election, notification, or document relating to the Plan, and any determination by the Board in its sole discretion pursuant to any provision of this Plan or of any such agreement, election, notification, or document will be final and conclusive. Without limiting the generality or effect of any provision of the certificate of incorporation of the Company, no member of the Board will be liable for any such action or determination made in good faith.

12. Amendment and Termination. The Board may at any time amend or terminate the Plan to the extent permitted by law. However, no such action may adversely affect a Director’s rights with respect to Director Compensation already earned but not yet paid in cash, Mandatory Stock Credits, Elective Stock Credits or Common Shares without the Director’s written consent.

13. Effective Date. The effective date of this Plan shall be May 18, 2007; provided that no shares of Common Shares shall be issued hereunder until the Company’s shareholders have approved this Plan by the affirmative vote of a majority of the voting securities represented in person or by proxy at a duly convened meeting of the shareholders of the Company at which a quorum is present.

14. Governing Law. This Plan and all questions arising in connection therewith shall be governed by the laws of the State of Ohio.

Approved by the Board of Directors on February 23, 2007